UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2013 (August 8, 2013)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
On August 8, 2013, Asbury Automotive Group, Inc. (the “Company”) and certain of its subsidiaries entered into an amended and restated senior secured credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, JPMorgan Chase Bank, N.A. (“JPMorgan”) and Wells Fargo Bank, N.A. (“Wells Fargo”), as co-syndication agents, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as sole lead arranger and sole book manager, and the other lenders party thereto (the “Credit Agreement”). The Credit Agreement amended and restated in its entirety the Company's pre-existing senior secured credit agreement, dated as of October 14, 2011, by and among the Company and certain of its subsidiaries and Bank of America, as administrative agent, JPMorgan and Wells Fargo, as co-syndication agents, Merrill Lynch, as sole lead arranger and sole book manager, and the other lenders party thereto (the “Prior Credit Agreement”).
The Credit Agreement provides for borrowings, in each case subject to limitations on availability as set forth therein, under credit facilities consisting of:

•	a $175.0 million revolving credit facility (the “Revolving Credit Facility”) with a $50.0 million sublimit for letters of credit,

•	an $825.0 million new vehicle revolving floor plan facility (the “New Vehicle Floor Plan Facility”), and

•	a $100.0 million used vehicle revolving floor plan facility (the “Used Vehicle Floor Plan Facility”).

The Revolving Credit Facility, the New Vehicle Floor Plan Facility, and the Used Vehicle Floor Plan Facility together form the “Senior Credit Facilities”.
Subject to compliance with certain conditions, the Credit Agreement provides that the Company and its dealership subsidiaries that are borrowers under the Senior Credit Facilities (collectively, the “Borrowers”) have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the Revolving Credit Facility by up to $50.0 million without lender consent. The Credit Agreement also provides that the Borrowers have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders and compliance with certain other conditions, to increase the size of the New Vehicle Floor Plan Facility and the Used Vehicle Floor Plan Facility by up to $250.0 million in the aggregate without lender consent.
Proceeds from borrowings from time to time under the (i) Revolving Credit Facility may be used for, among other things, acquisitions, working capital and capital expenditures; (ii) New Vehicle Floor Plan Facility may be used to finance the acquisition of new vehicle inventory and to refinance new vehicle inventory at acquired dealerships; and (iii) Used Vehicle Floor Plan Facility may be used to finance the acquisition of used vehicle inventory and for, among other things, other working capital and capital expenditures, as well as to refinance used vehicles.
Borrowings under the Revolving Credit Facility bear interest, at the option of the Company, based on the London Interbank Offered Rate (“LIBOR”) plus 1.75% or the Base Rate (as described below) plus 0.75%. The Base Rate is the highest of the (i) Bank of America prime rate, (ii) Federal Funds rate plus 0.50%, and (iii) one month LIBOR plus 1.0%. After the Company delivers a certificate with respect to its total lease adjusted leverage ratio (as defined in the Credit Agreement) as of September 30, 2013 (the “Initial Compliance Certificate”) to Bank of America, as agent, the applicable margin for borrowings under the Revolving Credit Facility will range from 1.75% to 2.75% for LIBOR borrowings and 0.75% to 1.75% for Base Rate borrowings, in each case based on the Company's total lease adjusted leverage ratio. Borrowings under the New Vehicle Floor Plan Facility bear interest, at the option of the Company, based on LIBOR plus 1.25% or the Base Rate plus 0.25%. Borrowings under the Used Vehicle Floor Plan Facility bear interest, at the option of the Company, based on LIBOR plus 1.50% or the Base Rate plus 0.50%.

In addition to the payment of interest on borrowings outstanding under the Senior Credit Facilities, the Borrowers are required to pay a commitment fee on the total commitments under the Senior Credit Facilities. The fee for commitments under the Revolving Credit Facility is 0.30% per annum prior to delivery of the Initial Compliance Certificate, and will range from 0.30% to 0.50% per annum after the Compliance Certificate is delivered, based on the Company's total lease adjusted leverage ratio. The fees for commitments under the New Vehicle Facility Floor Plan and the Used Vehicle Facility Floor Plan Facility are 0.20% per annum and 0.25% per annum, respectively. The fees are payable quarterly in arrears, beginning on September 5, 2013.
The Senior Credit Facilities mature, and all amounts outstanding thereunder will be due and payable, on August 8, 2018.
The representations and covenants contained in the Credit Agreement are customary for financing transactions of this nature including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Credit Agreement. In addition, certain other covenants could restrict the Company's ability to incur additional debt, pay dividends or acquire or dispose of assets.
The Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. In certain instances, an event of default under either the Revolving Credit Facility or the Used Vehicle Floor Plan Facility could be, or result in, an event of default under the New Vehicle Floor Plan Facility, and vice versa. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.
The Senior Credit Facilities are guaranteed by each existing, and will be guaranteed by each future, direct and indirect domestic subsidiary of the Company, other than, at the option of the Company, certain immaterial subsidiaries. The Floor Plan Facilities are each also guaranteed by the Company. The obligations under each of the Revolving Credit Facility and the Used Vehicle Floor Plan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Company and the guarantors. The obligations under the New Vehicle Floor Plan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Borrowers under the New Vehicle Floor Plan Facility.
The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Senior Credit Facilities and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
On August 8, 2013, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.
The foregoing description of the Senior Credit Facilities is qualified in its entirety by reference to the Credit Agreement, each of the guarantees, the security agreement and the escrow and security agreement, each of which was entered into in connection therewith, and copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Section 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., as Borrower, certain of its Subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other Lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Manager.

10.2	Amended and Restated Company Guaranty Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.3	Amended and Restated Subsidiary Guaranty Agreement, dated as of August 8, 2013, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.4	Amended and Restated Security Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.5
Amended and Restated Escrow & Security Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

99.1	Press release dated August 8, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

By:       /s/ Scott J. Krenz
Name:    Scott J. Krenz
Title:     Senior Vice President and Chief Financial Officer

Date: August 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., as Borrower, certain of its Subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other Lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Manager.

10.2	Amended and Restated Company Guaranty Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.3	Amended and Restated Subsidiary Guaranty Agreement, dated as of August 8, 2013, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.4	Amended and Restated Security Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.5
Amended and Restated Escrow & Security Agreement, dated as of August 8, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

99.1	Press release dated August 8, 2013.